Exhibit 5.1

June 9, 2014

Installed Building Products, Inc.

495 South High Street, Suite 50

Columbus, Ohio 43215

Ladies and Gentlemen:

We are acting as counsel to Installed Building Products, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement (the “Registration Statement”) on Form S-1 relating to the sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 8,100,000 shares (the “Selling Stockholder Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and by the Company of up to 1,215,000 shares (the “Company Shares”) of the Common Stock to be sold pursuant to the exercise of the underwriters’ option to purchase additional shares.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Second Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on February 25, 2014 (File No. 001-36307); (ii) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1/A as filed with the Commission on February 3, 2014 (File No. 333-193247); (iii) certain of the resolutions of the Board of Directors of the Company; and (iv) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that (i) the Selling Stockholder Shares have been duly authorized by the Company and are legally issued, fully paid and non-assessable and (ii) the Company Shares have been duly authorized by the Company and, when issued pursuant to, and as described in, the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance), will be legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, D.C.

June 9, 2014

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement, and we further consent to the incorporation of this opinion by reference in any registration statement filed pursuant to Rule 462(b) in connection with the offering covered by the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, D.C.